UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2017

U.S. GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	1-8266	22-18314-09
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1910 E. Idaho Street, Suite 102-Box 604, Elko, NV 89801

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 557-4550

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Principal Financial and Accounting Officer/Appointment of Chief Operating Officer

On December 20, 2017, David Rector resigned as U.S. Gold Corp.’s (the “Company’s”) Principal Financial and Accounting Officer. Mr. Rector’s resignation was not the result of any disagreement with the Company, any matter related to the Company’s operations, policies or practices, the Company’s management or the Board. Mr. Rector remains in his position as Corporate Secretary of the Company and, on December 22, 2017, the Company’s Board of Directors appointed Mr. Rector as Chief Operating Officer. Mr. Rector has served as Chief Operating Officer of Gold King Corp. f/k/a U.S. Gold Corp. since April 2016 under the terms of an employment agreement pursuant to which he receives a monthly base salary of $15,000 per month. Mr. Rector beneficially owns 112,255 shares of the Company’s common stock. Except as set forth herein, Mr. Rector has not had any material direct or indirect interest in any of the Company’s transactions or proposed transactions over the last two years. Except as set forth herein, there is no arrangement or understanding between Mr. Rector and any other person pursuant to which he was selected as an officer of the Company and there are no family relationships between Mr. Rector and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Rector has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Appointment of Principal Financial and Accounting Officer

On December 22, 2017, the Company’s Board of Directors appointed Robert DelAversano as its Principal Financial and Accounting Officer. Mr. DelAversano has not had any material direct or indirect interest in any of the Company’s transactions or proposed transactions over the last two years. Except as set forth herein, there is no arrangement or understanding between Mr. DelAversano and any other person pursuant to which he was selected as an officer of the Company and there are no family relationships between Mr. DelAversano and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. DelAversano has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Set forth below is the biographical information of Mr. DelAversano, as required by Item 401 of Regulation S-K.

Robert DelAversano, 46, presently serves as Director of Financial Reporting and Taxation of Brio Financial Group, where he has worked for the past six years. Mr. DelAversano consults with various public companies in financial reporting, internal control development and evaluation, budgeting and forecasting. Prior to joining Brio Financial Group, Mr. DelAversano was a manager at Bartolomei Pucciarelli, LLC where he oversaw the Accounting and Tax practice. Mr. DelAversano holds a Bachelor of Science from Rider University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. GOLD CORP.

Dated: December 27, 2017	/s/ Edward M. Karr
Edward M. Karr
Chief Executive Officer